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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 of TenFold Corporation of our report dated January 21, 1999, except as to Note 13 which is as of April 22, 1999, relating to the consolidated balance sheets of TenFold Corporation and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which report appears in the Registration Statement on Form S-1 (File No. 333-74057), as amended, of TenFold Corporation.


                                          /s/ KPMG

Salt Lake City, Utah
May 19, 1999